UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FuelCell Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Please Contact MacKenzie Partners Today

To Vote Your FuelCell Energy, Inc. Shares!

April 17, 2020

Dear Stockholder:

The FuelCell Energy, Inc. Annual Meeting has been adjourned until May 8, 2020 at 1:00 p.m., Eastern Daylight Time, to allow stockholders more time to vote. At that time, the Annual Meeting will be reconvened to vote on the proposals described in the 2020 Proxy Statement and below.

It is very important that all stockholders have their voices heard.  We urge you to please vote your shares today.  You may do so by contacting MacKenzie Partners toll-free at 1-800-322-2885.  MacKenzie Partners has been engaged by FuelCell Energy to assist in gathering the votes for the Special Meeting.

No matter how many shares you hold your vote is very important.  MacKenzie Partners can take your vote via telephone or email. To vote via phone please call 800-322-2885 (Toll-Free in the US) or 212-929-5500. You may also contact MacKenzie Partners with your voting instructions via email at jjaegers@mackenziepartners.com.

Here is a sample email.

To: jjaegers@mackenziepartners.com

Dear Mr. Jaegers

Please let this email serve as my authorization to vote my shares of FuelCell Energy, Inc. common stock as follows:

1.	FOR: To elect five directors to serve until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
2.	FOR: To ratify the selection of KPMG LLP as FuelCell Energy, Inc.’s independent registered public accounting firm for the fiscal year ending October 31, 2020.
3.

FOR: To approve, on a non-binding advisory basis, the compensation of FuelCell Energy, Inc.’s named executive officers as set forth in the “Executive Compensation” section of the accompanying Proxy Statement.

4.

FOR: To approve the amendment of the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of FuelCell Energy, Inc. from 225,000,000 shares to 337,500,000 shares (the “Increase Authorized Shares Proposal”).

5.	FOR: To approve the amendment and restatement of the FuelCell Energy, Inc. 2018 Omnibus Incentive Plan.

The shares are registered in the name of ___________________

Please contact MacKenzie Partners today so they may assist in processing your vote – this will only take a few minutes of your time, but will help save FuelCell Energy the cost of additional mailings and adjournments.

Sincerely,

FuelCell Energy, Inc.